UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 23, 2007

THE PRINCETON REVIEW, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-32469	22-3727603
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
2315 Broadway
New York, New York 10024
(Address of principal executive offices)
(212) 874-8282
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
     (b) On February 23, 2007, Mr. Steve Quattrociocchi gave notice to The Princeton Review, Inc. (the “Company”) that he is resigning and will no longer serve as the Company’s Executive Vice-President, Test Preparation Services Division, effective March 24, 2007. Mr. Mark Chernis, the Company’s President and Chief Operating Officer, will serve as the interim Executive Vice-President, Test Preparation Services Division while the Company conducts its search for Mr. Quattrociocchi’s replacement.
Item 8.01 Other Events.
     On January 11, 2007, the Company appeared before a Nasdaq Listing Qualifications Panel (the “Panel”) to discuss the potential delisting of the Company’s common stock from The Nasdaq Stock Market for failing to timely file its Quarterly Report on Form 10-Q for the period ended September 30, 2006 (the “Form 10-Q”), in violation of Nasdaq Marketplace Rule 4310(c)(14). As previously disclosed in a Form 12b-25 filed with the Securities and Exchange Commission (“SEC”) on November 9, 2006 and a Form 8-K filed by the Company on October 27, 2006, on October 24, 2006, the Company determined that a restatement of its previously issued financial statements for all periods subsequent to the first quarter of 2004 was necessary in light of the Company’s review of its accounting for embedded derivatives under Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended, related to the Company’s Series B-1 Convertible Redeemable Preferred Stock (“Preferred Stock”). The Company stated in the Form 12b-25 that the Form 10-Q filing would be delayed because the Company needed additional time to restate its financial statements to correct its accounting for the Preferred Stock and to complete the comment and response process with the SEC related thereto.
     On February 20, 2007, the Panel notified the Company that it granted the Company’s request for continued listing on The Nasdaq Stock Market, subject to the following conditions: (i) the Company must file the Form 10-Q and any required restatements on or before April 11, 2007 and (ii) the Company must comply with all other requirements for continued listing on The Nasdaq Stock Market. While the Company expects to comply with the terms of the Panel’s decision, there can be no assurance that the Panel will continue the Company's listing unless and until it has deemed the Company fully compliant with all requirements for continued listing on The Nasdaq Stock Market.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date:  February 28, 2007

THE PRINCETON REVIEW, INC.
By:	/s/ Stephen Melvin
	Name:	Stephen Melvin
	Title:	Chief Financial Officer and Treasurer